EXHIBIT 99.1

CERTIFICATION OF PLAN ADMINISTRATOR

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to §906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, the undersigned member of the Dynegy Inc. Benefit Plans Committee (the “Administrator”), the plan administrator of the Illinois Power Company Incentive Savings Plan for Employees Covered Under a Collective Bargaining Agreement (the “Plan”), hereby certifies on behalf of the Administrator, that to the Administrator’s knowledge:

(1)	the Annual Report on Form 11-K of the Plan for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 30, 2003

DYNEGY INC. BENEFIT PLANS COMMITTEE

By:	/s/ R. Blake Young
R. Blake Young Designated Member

This certification accompanies this Annual Report on Form 11-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Plan for purposes of the Securities Exchange Act of 1934. A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.